Exhibit 99.1

Extra Space Storage Inc.
PHONE (801) 365-4600
2795 East Cottonwood Parkway, Suite 300
Salt Lake City, Utah 84121
www.extraspace.com
FOR IMMEDIATE RELEASE

Extra Space Storage Inc. Reports 2019 Third Quarter Results
SALT LAKE CITY, October 29, 2019 — Extra Space Storage Inc. (NYSE: EXR) (the “Company”), a leading owner and operator of self-storage facilities in the United States and a member of the S&P 500, announced operating results for the three and nine months ended September 30, 2019.
Highlights for the three months ended September 30, 2019:

•
Achieved net income attributable to common stockholders of $0.83 per diluted share, representing a 18.6% decrease compared to the same period in 2018 (which included a $30.1 million gain from a real estate sale).

•
Achieved funds from operations attributable to common stockholders and unit holders (“FFO”) of $1.23 per diluted share. FFO, excluding adjustments for non-cash interest (“Core FFO”), was $1.24 per diluted share, representing a 3.3% increase compared to the same period in 2018.

•	Increased same-store revenue by 3.3% and same-store net operating income (“NOI”) by 2.1% compared to the same period in 2018.

•	Reported same-store occupancy of 93.8% as of September 30, 2019, which was unchanged from the same period in 2018.

•	Acquired one store at completion of construction (a “Certificate of Occupancy store” or “C of O store”) for approximately $16.8 million.

•	In conjunction with joint venture partners, acquired three operating stores and completed one development for a total cost of approximately $29.3 million, of which the Company invested $11.1 million.

•
Added 42 stores (gross) to the Company's third-party management platform. As of September 30, 2019, the Company managed 630 stores for third parties and 247 stores in joint ventures, for a total of 877 managed stores.

•	Paid a quarterly dividend of $0.90 per share.

•	Received a BBB issuer rating with a stable outlook from S&P Global Ratings.
Highlights for the nine months ended September 30, 2019:

•
Achieved net income attributable to common stockholders of $2.37 per diluted share, representing a 4.4% decrease compared to the same period in 2018 (which included gains from real estate sales in both periods).

•	Achieved FFO of $3.58 per diluted share. Core FFO was $3.60 per diluted share, representing a 4.7% increase compared to the same period in 2018.

•	Increased same-store revenue by 3.8% and same-store NOI by 3.6% compared to the same period in 2018.

•	Acquired four Certificate of Occupancy stores, completed one development and purchased our joint venture partner's interest in 12 stores for a total investment of approximately $259.3 million.

•
In conjunction with joint venture partners, acquired 15 operating stores, six Certificate of Occupancy stores and completed one development for a total cost of approximately $468.4 million, of which the Company invested $95.4 million.

•	Added 136 stores (gross) to the Company's third-party management platform.
Joe Margolis, CEO of Extra Space Storage Inc., commented: “Our diversified portfolio and strong operating platform continue to produce solid results despite headwinds from new supply. Occupancy has remained near all-time highs and same-store revenue increased 3.3% in the quarter. We also continue to find external growth opportunities through innovative structures and leveraging industry relationships, creating additional value for our shareholders."

FFO Per Share:
The following table outlines the Company’s FFO and Core FFO for the three and nine months ended September 30, 2019 and 2018. The table also provides a reconciliation to GAAP net income attributable to common stockholders and earnings per diluted share for each period presented (amounts shown in thousands, except share and per share data — unaudited):

	For the Three Months Ended September 30,				For the Nine Months Ended September 30,
	2019		2018		2019		2018
		(per share)[1]		(per share)[1]		(per share)[1]		(per share)[1]
Net income attributable to common stockholders	$108,087	$0.83	$130,418	$1.02	$307,685	$2.37	$313,827	$2.48
Impact of the difference in weighted average number of shares – diluted[2]		(0.05)		(0.05)		(0.14)		(0.15)
Adjustments:
Real estate depreciation	51,828	0.36	48,673	0.36	153,745	1.12	144,018	1.07
Amortization of intangibles	1,184	0.01	1,835	0.01	5,281	0.04	6,427	0.05
Gain on real estate transactions	—	—	(30,807)	(0.23)	(1,205)	(0.01)	(30,807)	(0.23)
Unconsolidated joint venture real estate depreciation and amortization	2,160	0.02	1,781	0.01	5,944	0.04	4,931	0.04
Distributions paid on Series A Preferred Operating Partnership units	(572)	—	(572)	—	(1,716)	(0.01)	(1,716)	(0.01)
Income allocated to Operating Partnership noncontrolling interests	7,908	0.06	9,269	0.07	23,159	0.17	24,003	0.17
FFO	$170,595	$1.23	$160,597	$1.19	$492,893	$3.58	$460,683	$3.42
Adjustments:
Non-cash interest expense related to amortization of discount on equity portion of exchangeable senior notes	1,186	0.01	1,140	0.01	3,533	0.02	3,525	0.02
CORE FFO	$171,781	$1.24	$161,737	$1.20	$496,426	$3.60	$464,208	$3.44

Weighted average number of shares – diluted[3]	138,719,395		135,010,959		137,848,978		134,831,700

(1)	Per share amounts may not recalculate due to rounding.

(2)
Adjustment to account for the difference between the number of shares used to calculate earnings per share and the number of shares used to calculate FFO per share. Earnings per share is calculated using the two-class method, which uses a lower number of shares than the calculation for FFO per share and Core FFO per share, which are calculated assuming full redemption of all OP units as described in note (3).

(3)
Extra Space Storage LP (the “Operating Partnership”) has outstanding preferred and common Operating Partnership units (“OP units”). These OP units can be redeemed for cash or, at the Company’s election, shares of the Company’s common stock. Redemption of all OP units for common stock has been assumed for purposes of calculating the weighted average number of shares — diluted as presented above. The computation of weighted average number of shares — diluted for FFO per share and Core FFO per share also includes the effect of share-based compensation plans and our exchangeable senior notes using the treasury stock method.

Operating Results and Same-Store Performance:
The following table outlines the Company’s same-store performance for the three and nine months ended September 30, 2019 and 2018 (amounts shown in thousands, except store count data—unaudited)1:

	For the Three Months Ended September 30,		Percent	For the Nine Months Ended September 30,		Percent
	2019	2018	Change	2019	2018	Change
Same-store rental revenues[2]	$262,739	$254,351	3.3%	$773,323	$745,146	3.8%
Same-store operating expenses[2]	73,731	69,191	6.6%	217,579	208,569	4.3%
Same-store net operating income[2]	$189,008	$185,160	2.1%	$555,744	$536,577	3.6%

Same-store square foot occupancy as of quarter end	93.8%	93.8%		93.8%	93.8%

Properties included in same-store	821	821		821	821

(1)	A reconciliation of net income to same-store net operating income is provided later in this release, entitled “Reconciliation of GAAP Net Income to Total Same-Store Net Operating Income.”

(2)	Same-store revenues, same-store operating expenses and same-store net operating income do not include tenant reinsurance revenue or expense.

Same-store revenues for the three and nine months ended September 30, 2019 increased due to higher net rental rates for customers. Same-store expenses were higher for the three and nine months ended September 30, 2019, primarily due to increases in marketing expenses and property taxes. For the nine months ended September 30, 2019 expenses were partially offset by decreases in payroll and benefits and utilities expenses.
Major markets with revenue growth above the Company’s portfolio average for the three and nine months ended September 30, 2019 included Cincinnati, Hawaii, Las Vegas, Norfolk/Virginia Beach, Oklahoma City and Phoenix. Major markets performing below the Company’s portfolio average included Charleston, Denver, Houston, Miami, Tampa and West Palm Beach/Boca Raton.

Investment and Third-Party Management Activity:
The following table outlines the Company’s acquisitions and developments that are closed, completed or under agreement (dollars in thousands - unaudited):

	Total Closed/Completed through September 30, 2019		Closed/Completed Subsequent to September 30, 2019		Scheduled to Still Close/Complete in 2019		Total 2019		To Close/Complete in 2020/2021
Wholly-Owned Investment	Stores	Price	Stores	Price	Stores	Price	Stores	Price	Stores	Price
Operating Stores	—	$—	—	$—	4	$40,000	4	$40,000	—	$—
C of O and Development Stores[1]	5	66,780	—	—	—	—	5	66,780	5	44,662
Buyout of JV Partners' Interest in Operating Stores[2]	12	192,518	—	—	—	—	12	192,518	—	—
EXR Investment in Wholly-owned stores	17	259,298	—	—	4	40,000	21	299,298	5	44,662

Joint Venture Investment
EXR Investment in JV Acquisition of Operating Stores[1]	15	40,530	—	—	—	—	15	40,530	—	—
EXR Investment in JV C of O and Development Stores[1]	7	54,822	1	5,706	2	11,350	10	71,878	3	15,978
EXR Investment in Joint Ventures	22	95,352	1	5,706	2	11,350	25	112,408	3	15,978
Total EXR Investment	39	$354,650	1	$5,706	6	$51,350	46	$411,706	8	$60,640

(1)
The locations of C of O and development stores and joint venture ownership interest details are included in the supplemental financial information published on the Company’s website at www.extraspace.com.

(2)	The buyout of JV partners' interest in stores is reported at the value of the partners' ownership interest less the value of the Company's promoted interest.
The projected developments and acquisitions under agreement described above are subject to customary closing conditions and no assurance can be provided that these developments and acquisitions will be completed on the terms described, or at all.
Preferred Stock Investment:
On October 29, 2019, the Company invested $150.0 million in shares of newly issued convertible preferred stock of SmartStop Self Storage REIT, Inc. ("SmartStop"), with an additional commitment to purchase up to $50.0 million of the preferred shares for future investment.  The additional commitment, on which the Company will receive a commitment fee of 0.25% per annum, may be drawn by SmartStop over the next 12 months. The dividend rate for the preferred shares is 6.25% per annum, subject to increase after five years.  The preferred shares are generally not redeemable for five years, except in the case of a change of control or initial listing of SmartStop.
Net Lease:
On August 1, 2019, the Company commenced leasing an additional five stores under its net lease agreements with W.P. Carey Inc. ("WPC"). These stores were the second of three groups of stores that will be leased by WPC to the Company. To date, 27 of the 36 previously announced net leases have commenced.
Property Management:
As of September 30, 2019, the Company managed 630 stores for third-party owners and 247 stores owned in joint ventures, for a total of 877 stores under management. The Company is the largest self-storage management company in the United States.

Balance Sheet:
During the three months ended September 30, 2019, the Company sold 849,200 shares of common stock using its “at the market” (“ATM”) program at an average sales price of $119.30 per share resulting in net proceeds of $100.1 million. As of September 30, 2019, the Company had $298.6 million available for issuance under its ATM program.

On July 1, 2019, the Company amended its unsecured credit facility, and increased borrowings by $500.0 million, to a total of up to $1.85 billion in aggregate borrowings. The Company used the funds to retire $494.8 million in secured loans to various lenders.
On July 17, 2019, S&P Global Ratings assigned the Company a BBB issuer rating with a stable outlook.
As of September 30, 2019, the Company’s percentage of fixed-rate debt to total debt was 77.2%. The weighted average interest rates of the Company’s fixed and variable-rate debt were 3.4% and 3.4%, respectively. The combined weighted average interest rate was 3.4% with a weighted average maturity of approximately 4.5 years.
Dividends:
On September 30, 2019, the Company paid a third quarter common stock dividend of $0.90 per share to stockholders of record at the close of business on September 16, 2019.

Outlook:
The following table outlines the Company’s FFO estimates and annual assumptions for the year ending December 31, 20191:

	Ranges for 2019 Annual Assumptions		Notes
	Low	High
FFO	$4.81	$4.84
Core FFO	$4.84	$4.87
Dilution per share from C of O and value add acquisitions	$0.23	$0.23
Same-store revenue growth	3.00%	3.50%	Excludes tenant reinsurance
Same-store expense growth	4.50%	5.00%	Excludes tenant reinsurance
Same-store NOI growth	2.25%	3.00%	Excludes tenant reinsurance
Weighted average one-month LIBOR	2.25%	2.25%

Net tenant reinsurance income	$98,500,000	$99,500,000
Management fees, other income and interest income	$57,000,000	$58,000,000
General and administrative expenses	$89,500,000	$90,500,000	Includes non-cash compensation expense
Average monthly cash balance	$60,000,000	$60,000,000
Equity in earnings of real estate ventures	$11,000,000	$12,000,000
Acquisition of operating stores (wholly-owned)	$250,000,000	$250,000,000
Acquisition of C of O stores (wholly-owned)	$75,000,000	$75,000,000	Includes development
Acquisition of operating stores (joint venture)	$50,000,000	$50,000,000	Represents the Company's investment
Acquisition of C of O stores (joint venture)	$75,000,000	$75,000,000	Represents the Company's investment and includes development
Interest expense	$187,000,000	$188,000,000
Non-cash interest expense related to exchangeable senior notes	$5,000,000	$5,000,000	Excluded from Core FFO
Taxes associated with the Company's taxable REIT subsidiary	$12,000,000	$13,000,000
Weighted average share count	137,800,000	137,800,000	Assumes redemption of all OP units for common stock

(1)
A reconciliation of net income outlook to same-store net operating income outlook is provided later in this release entitled "Reconciliation of Estimated GAAP Net Income to Estimated Same-Store Net Operating Income." The reconciliation includes details related to same-store revenue and same-store expense outlooks. A reconciliation of net income per share outlook to funds from operations per share outlook is provided later in this release entitled "Reconciliation of the Range of Estimated GAAP Fully Diluted Earnings Per Share to Estimated Fully Diluted FFO Per Share."

FFO estimates for the year are fully diluted for an estimated average number of shares and OP units outstanding during the year. The Company’s estimates are forward-looking and based on management’s view of current and future market conditions. The Company’s actual results may differ materially from these estimates.
Supplemental Financial Information:
Supplemental unaudited financial information regarding the Company’s performance can be found on the Company’s website at www.extraspace.com. Under the "Company Info" navigation menu on the home page, click on “Investor Relations,” then under the “Financials & Stock Info” navigation menu click on “Quarterly Earnings.” This supplemental information provides additional detail on items that include store occupancy and financial performance by portfolio and market, debt maturity schedules and performance of lease-up assets.
Conference Call:
The Company will host a conference call at 1:00 p.m. Eastern Time on Wednesday, October 30, 2019, to discuss its financial results. To participate in the conference call, please dial 855-791-2026 or 631-485-4899 for international participants; audience passcode: 4593292. The conference call will also be available on the Company’s website at www.extraspace.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. A replay of the call will be available for 30 days on the Company’s website in the Investor Relations section.
A replay of the call will also be available by telephone, from 4:30 p.m. Eastern Time on October 30, 2019, until 3:30 p.m. Eastern Time on November 4, 2019. The replay dial-in numbers are 855-859-2056 or 404-537-3406 for international callers; passcode: 4593292.
Forward-Looking Statements:
Certain information set forth in this release contains “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements include statements concerning the benefits of store acquisitions, developments, favorable market conditions, our outlook and estimates for the year and other statements concerning our plans, objectives, goals, strategies, future events, future revenues or performance, capital expenditures, financing needs, the competitive landscape, plans or intentions relating to acquisitions and developments and other information that is not historical information. In some cases, forward-looking statements can be identified by terminology such as “believes,” “estimates,” “expects,” “may,” “will,” “should,” “anticipates,” or “intends,” or the negative of such terms or other comparable terminology, or by discussions of strategy. We may also make additional forward-looking statements from time to time. All such subsequent forward-looking statements, whether written or oral, by us or on our behalf, are also expressly qualified by these cautionary statements. There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in or contemplated by this release. Any forward-looking statements should be considered in light of the risks referenced in the “Risk Factors” section included in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Such factors include, but are not limited to:

•	adverse changes in general economic conditions, the real estate industry and the markets in which we operate;

•	failure to close pending acquisitions and developments on expected terms, or at all;

•	the effect of competition from new and existing stores or other storage alternatives, which could cause rents and occupancy rates to decline;

•	potential liability for uninsured losses and environmental contamination;

•
the impact of the regulatory environment as well as national, state and local laws and regulations, including, without limitation, those governing real estate investment trusts (“REITs”), tenant reinsurance and other aspects of our business, which could adversely affect our results;

•	disruptions in credit and financial markets and resulting difficulties in raising capital or obtaining credit at reasonable rates or at all, which could impede our ability to grow;

•	increases in interest rates;

•	reductions in asset valuations and related impairment charges;

•	our lack of sole decision-making authority with respect to our joint venture investments;

•	the effect of recent changes to U.S. tax laws;

•	the failure to maintain our REIT status for U.S. federal income tax purposes; and

•	economic uncertainty due to the impact of natural disasters, war or terrorism, which could adversely affect our business plan.
All forward-looking statements are based upon our current expectations and various assumptions. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them, but there can be no assurance that management’s expectations, beliefs and projections will result or be achieved. All forward-looking statements apply only as of the date made. We undertake no obligation to publicly update or revise forward-looking statements which may be made to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events.
Definition of FFO:
FFO provides relevant and meaningful information about the Company’s operating performance that is necessary, along with net income and cash flows, for an understanding of the Company’s operating results. The Company believes FFO is a meaningful disclosure as a supplement to net income. Net income assumes that the values of real estate assets diminish predictably over time as reflected through depreciation and amortization expenses. The values of real estate assets fluctuate due to market conditions and the Company believes FFO more accurately reflects the value of the Company’s real estate assets. FFO is defined by the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”) as net income computed in accordance with U.S. generally accepted accounting principles (“GAAP”), excluding gains or losses on sales of operating stores and impairment write downs of depreciable real estate assets, plus depreciation and amortization related to real estate and after adjustments to record unconsolidated partnerships and joint ventures on the same basis. The Company believes that to further understand the Company’s performance, FFO should be considered along with the reported net income and cash flows in accordance with GAAP, as presented in the Company’s consolidated financial statements. FFO should not be considered a replacement of net income computed in accordance with GAAP.
For informational purposes, the Company also presents Core FFO. Core FFO excludes revenues and expenses not core to our operations and non-cash interest. Although the Company’s calculation of Core FFO differs from NAREIT’s definition of FFO and may not be comparable to that of other REITs and real estate companies, the Company believes it provides a meaningful supplemental measure of operating performance. The Company believes that by excluding revenues and expenses not core to our operations and non-cash interest charges, stockholders and potential investors are presented with an indicator of our operating performance that more closely achieves the objectives of the real estate industry in presenting FFO. Core FFO by the Company should not be considered a replacement of the NAREIT definition of FFO. The computation of FFO may not be comparable to FFO reported by other REITs or real estate companies that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently. FFO does not represent cash generated from operating activities determined in accordance with GAAP, and should not be considered as an alternative to net income as an indication of the Company’s performance, as an alternative to net cash flow from operating activities as a measure of liquidity, or as an indicator of the Company’s ability to make cash distributions.
Definition of Same-Store:

The Company’s same-store pool for the periods presented consists of 821 stores that are wholly-owned and operated and that were stabilized by the first day of the earliest calendar year presented. The Company considers a store to be stabilized once it has been open for three years or has sustained average square foot occupancy of 80.0% or more for one calendar year. The Company believes that by providing same-store results from a stabilized pool of stores, with accompanying operating metrics including, but not limited to occupancy, rental revenue (growth), operating expenses (growth), net operating income (growth), etc., stockholders and potential investors are able to evaluate operating performance without the effects of non-stabilized occupancy levels, rent levels, expense levels, acquisitions or completed developments.  Same-store results should not be used as a basis for future same-store performance or for the performance of the Company’s stores as a whole.
About Extra Space Storage Inc.:
Extra Space Storage Inc., headquartered in Salt Lake City, Utah, is a self-administered and self-managed REIT and a member of the S&P 500. As of September 30, 2019, the Company owned and/or operated 1,797 self-storage stores in 40 states, Washington, D.C. and Puerto Rico. The Company’s stores comprise approximately 1.3 million units and approximately 138.0 million square feet of rentable space. The Company offers customers a wide selection of conveniently located and secure storage units across the country, including boat storage, RV storage and business storage. The Company is the second largest owner and/or operator of self-storage stores in the United States and is the largest self-storage management company in the United States.
###
For Information:

Jeff Norman
Extra Space Storage Inc.
(801) 365-1759

Extra Space Storage Inc.
Condensed Consolidated Balance Sheets
(In thousands, except share data)

	September 30, 2019	December 31, 2018
	(Unaudited)
Assets:
Real estate assets, net	$7,665,567	$7,491,831
Real estate assets - operating lease right-of-use assets	269,318	—
Investments in unconsolidated real estate ventures	175,442	125,326
Cash and cash equivalents	62,277	57,496
Restricted cash	4,438	15,194
Other assets, net	141,388	158,131
Total assets	$8,318,430	$7,847,978
Liabilities, Noncontrolling Interests and Equity:
Notes payable, net	$4,085,295	$4,137,213
Exchangeable senior notes, net	567,705	562,374
Notes payable to trusts	—	30,928
Revolving lines of credit	159,000	81,000
Operating lease liabilities	279,049	—
Cash distributions in unconsolidated real estate ventures	45,143	45,197
Accounts payable and accrued expenses	122,658	101,461
Other liabilities	151,591	104,383
Total liabilities	5,410,441	5,062,556
Commitments and contingencies
Noncontrolling Interests and Equity:
Extra Space Storage Inc. stockholders' equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.01 par value, 500,000,000 shares authorized, 129,410,093 and 127,103,750 shares issued and outstanding at September 30, 2019 and December 31, 2018, respectively	1,294	1,271
Additional paid-in capital	2,861,611	2,640,705
Accumulated other comprehensive income (loss)	(43,439)	34,650
Accumulated deficit	(296,752)	(262,902)
Total Extra Space Storage Inc. stockholders' equity	2,522,714	2,413,724
Noncontrolling interest represented by Preferred Operating Partnership units, net	175,918	153,096
Noncontrolling interests in Operating Partnership, net and other noncontrolling interests	209,357	218,602
Total noncontrolling interests and equity	2,907,989	2,785,422
Total liabilities, noncontrolling interests and equity	$8,318,430	$7,847,978

Consolidated Statement of Operations for the Three and Nine Months Ended September 30, 2019 and 2018
(In thousands, except share and per share data) - Unaudited

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2019	2018	2019	2018
Revenues:
Property rental	$290,917	$266,728	$841,504	$772,742
Tenant reinsurance	33,588	30,105	95,086	85,660
Management fees and other income	13,000	10,120	36,063	30,849
Total revenues	337,505	306,953	972,653	889,251
Expenses:
Property operations	88,653	73,652	248,288	219,488
Tenant reinsurance	7,644	7,720	21,593	18,798
General and administrative	22,519	19,707	68,548	62,822
Depreciation and amortization	56,051	52,283	165,116	155,924
Total expenses	174,867	153,362	503,545	457,032
Gain on real estate transactions	—	30,807	1,205	30,807
Income from operations	162,638	184,398	470,313	463,026
Interest expense	(46,908)	(45,926)	(141,716)	(130,239)
Non-cash interest expense related to amortization of discount on equity component of exchangeable senior notes	(1,186)	(1,140)	(3,533)	(3,525)
Interest income	2,799	1,371	5,905	3,997
Income before equity in earnings of unconsolidated real estate ventures and income tax expense	117,343	138,703	330,969	333,259
Equity in earnings of unconsolidated real estate ventures	2,704	3,622	8,455	10,648
Income tax expense	(4,052)	(2,638)	(8,580)	(6,077)
Net income	115,995	139,687	330,844	337,830
Net income allocated to Preferred Operating Partnership noncontrolling interests	(3,088)	(3,723)	(9,379)	(10,605)
Net income allocated to Operating Partnership and other noncontrolling interests	(4,820)	(5,546)	(13,780)	(13,398)
Net income attributable to common stockholders	$108,087	$130,418	$307,685	$313,827
Earnings per common share
Basic	$0.84	$1.03	$2.40	$2.49
Diluted	$0.83	$1.02	$2.37	$2.48
Weighted average number of shares
Basic	128,776,549	126,466,837	127,830,272	125,959,926
Diluted	137,318,475	134,240,290	136,164,299	133,015,690
Cash dividends paid per common share	$0.90	$0.86	$2.66	$2.50

Reconciliation of GAAP Net Income to Total Same-Store Net Operating Income — for the Three and Nine Months Ended September 30, 2019 and 2018 (In thousands) — Unaudited

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2019	2018	2019	2018
Net Income	$115,995	$139,687	$330,844	$337,830
Adjusted to exclude:
(Gain) on real estate transactions	—	(30,807)	(1,205)	(30,807)
Equity in earnings of unconsolidated joint ventures	(2,704)	(3,622)	(8,455)	(10,648)
Interest expense	48,094	47,066	145,249	133,764
Depreciation and amortization	56,051	52,283	165,116	155,924
Income tax expense	4,052	2,638	8,580	6,077
General and administrative	22,519	19,707	68,548	62,822
Management fees, other income and interest income	(15,799)	(11,491)	(41,968)	(34,846)
Net tenant insurance	(25,944)	(22,385)	(73,493)	(66,862)
Non same store revenue	(28,178)	(12,377)	(68,181)	(27,596)
Non same store expense	14,922	4,461	30,709	10,919
Total Same Store NOI	$189,008	$185,160	$555,744	$536,577

Same-store revenues	262,739	254,351	773,323	745,146
Same-store operating expenses	73,731	69,191	217,579	208,569
Same-store net operating income	$189,008	$185,160	$555,744	$536,577

Reconciliation of the Range of Estimated GAAP Fully Diluted Earnings Per Share to Estimated Fully Diluted FFO Per Share — for the Three Months and Year Ending December 31, 2019 — Unaudited

	For the Three Months Ending December 31, 2019		For the Year Ending December 31, 2019
	Low End	High End	Low End	High End
Net income attributable to common stockholders per diluted share	$0.76	$0.79	$3.01	$3.04
Income allocated to noncontrolling interest - Preferred Operating Partnership and Operating Partnership	0.06	0.06	0.23	0.23
Fixed component of income allocated to non-controlling interest - Preferred Operating Partnership	(0.01)	(0.01)	(0.02)	(0.02)
Net income attributable to common stockholders for diluted computations	0.81	0.84	3.22	3.25

Adjustments:
Real estate depreciation	0.37	0.37	1.49	1.49
Amortization of intangibles	0.01	0.01	0.05	0.05
Unconsolidated joint venture real estate depreciation and amortization	0.02	0.02	0.06	0.06
Loss (gain) on real estate transactions and impairment of real estate	—	—	(0.01)	(0.01)
Funds from operations attributable to common stockholders	1.21	1.24	4.81	4.84

Adjustments:
Non-cash interest expense related to amortization of discount on equity portion of exchangeable senior notes	0.01	0.01	0.03	0.03
Core funds from operations attributable to common stockholders	$1.22	$1.25	$4.84	$4.87

Reconciliation of Estimated GAAP Net Income to Estimated Same-store Net Operating Income —
for the Year Ending December 31, 2019 (In thousands) — Unaudited

	For the Year Ending December 31, 2019
	Low	High
Net Income	$442,000	$452,000
Adjusted to exclude:
Equity in earnings of unconsolidated joint ventures	(11,000)	(12,000)
Interest expense (includes non-cash)	193,000	192,000
Depreciation and amortization	220,000	220,000
Income tax expense	12,000	13,000
General and administrative	90,500	89,500
Management fees, other income and interest income	(57,000)	(58,000)
Net tenant insurance	(98,500)	(99,500)
Non same-store revenue	(97,000)	(97,000)
Non same-store expense	44,000	44,000
Total same-store net operating income	$738,000	$744,000

Same-store revenue	$1,028,000	$1,033,000
Same-store expense	(290,000)	(289,000)
Total same-store net operating income	$738,000	$744,000